CONFIDENTIAL

Exhibit 10.19
EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this "Agreement "), effective as of June 30, 2015 (the "Effective Date"), is made by and between the University of Massachusetts ("UMass"), a public institution of higher education of the Commonwealth of Massachusetts as represented by its Amherst campus having an office at 715 North Pleasant Street, Amherst, MA 01003, and Metabolix, Inc. ("Metabolix "), having a place of business at 21 Erie Street, Cambridge, MA 02139.

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WHEREAS, UMass is the owner by assignment of certain intellectual property rights relating to plants with enhanced photosynthesis developed by Dr. Danny Schnell and others at UMass ; and

WHEREAS , Metabolix is an advanced biomaterials company with an interest in developing and commercializing products that use or incorporate the above said UMass intellectual property rights, and is committed to developing, making and selling such products as reflected in the terms below, either directly or through a separate entity; and

WHEREAS, Metabolix desires to obtain an exclusive license to the above said UMass intellectual property rights, and UMass is willing to grant an exclusive license to its intellectual property rights under the following conditions so that these intellectual property rights may be developed and the benefits enjoyed by the general public; and

WHEREAS, by written notice given on May 6, 2015, Metabolix exercised its option to obtain such a license pursuant to the Option to License between the parties dated April 30, 2015; and

WHEREAS, the license that is granted in this Agreement promotes the development of publicly funded intellectual property to practical application for the public good;

NOW, THEREFORE, UMass and Metabolix agree as follows:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Part I - Definitions

I. Definitions.

1 .1 "Affiliate" means, with respect to an entity, any other entity that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such first entity. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of an entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). For purposes of this Agreement, all references to "Metabolix" shall be deemed to include Metabolix and its Affiliates unless otherwise expressly stated.

1.2. "Confidential Information" means any confidential or proprietary information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement that is specifically designated as confidential at the time of disclosure or within a reasonable time thereafter. However, Confidential Information excludes information which:
(a) was in the public domain prior to the time of its disclosure under this Agreement;
(b) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;
(c) was already known or independently developed or discovered by the Receiving Party without use of the Confidential Information, as evidenced by contemporaneous written documents;
(d) is or was disclosed to the Recei ving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to the Confidential Information; or
(e) is required to be disclosed to comply with applicable laws or regulations or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of the disclosure and is given the opportunity to contest such requirements iflaw or regulation so permits.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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1.3. "Combination Product" means a Licensed Product made using a proprietary germplasm or containing at least one additional proprietary trait and/or transgenic sequence that imparts commercial value to the Licensed Product, wherein the manufacture, use, offer for sale, sale or import of such other additional proprietary germplasm(s) or additional trait(s) and/or transgenic sequence(s) alone would not infringe one or more claims under the Patent Rights.

1.4. "Field" means transgenic plant seed or plant grown therefrom or transgenic plant material developed for sale to a farmer or grower for planting in the field, excluding plant seed or plants of any primary crop species that are excluded from the Field pursuant to 3.l.3(b).

1.5. "Licensed Product" means any transgenic plant seed or plant grown therefrom or transgenic plant material developed for sale to a farmer or grower for planting in the field, which transgenic plant seed or plant grown therefrom or transgenic plant material is covered by, embodies or is derived from (in whole or in part) one or more issued or pending claims contained in the Patent Rights.

1.6. "Milestones" means the events defined as Milestones (i), (ii), (iii) and (iv) in Section 3.1.2.

1.7. "Net Sales" means the gross amount billed or invoiced on sales by Metabolix and its Sublicensees of Licensed Products, less the following: (a) customary trade, quantity, or cash discounts to the extent actually allowed and taken; (b) rebates and amounts repaid or credited whether by reason of obsolescence, rejection or return or otherwise; and (c) to the extent separately stated on purchase orders, invoices, or other documents of sale, (i) any taxes or other governmental charges levied on the prod uction, sale, transportation, delivery, or use of a Licensed Product which is paid by or on behalf of Metabolix or its Sublicensees, and (ii) outbound transportation costs prepaid or allowed and costs of insurance in transit.

Net Sales are calculated based on the final sale of the Licensed Product to an independent third party. If Metabolix or a Sublicensee receives non-monetary consideration for any Licensed Products, Net Sales are calculated based on the fair market value of that consideration. If Metabolix or its Sublicensees use or dispose of a Licensed Product in the provision of a commercial service, the Licensed Product will be considered as sold and the Net Sales will be calculated based on the sales price of such Licensed Product to an independent third party during the same Royalty Period or, in the absence of such sales, on the fair market value of such Licensed Product as determined by the parties in good faith.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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1.8. "Patent Rights" means the United States patents and patent applications listed on Exhibit A and (a) any divisionals or (b) continuations thereof, and (c) any continuation-in-part of any of the foregoing to the extent the claims are directed to subject matter described therein as well as (d) any patents issued on these patent applications and (e) any reissues or reexaminations of the patents, and any foreign counterparts to any of the foregoing. The parties shall periodically amend Exhibit A to include any additional Patent Rights as defined above that arise; provided that such additional Patent Rights shall be included in the license granted hereunder, even if Exhibit A is not so amended.

1.9. "Royalty Period" means the partial calendar quarter commencing on the date on which the first Licensed Product is sold or used and every complete or partial calendar quarter thereafter during which either (a) this Agreement remains in effect or (b) Metabolix has the right to complete and sell work-in-progress and inventory of Licensed Products pursuant to Section 8.6.

1.10. "Sublicense" means any agreement of any kind or combination of agreements of any kind pertaining to Licensed Products that singly or in combination (i) include a grant of the right under the Patent Rights to make, use, offer for sale, sell and/or import one or more Licensed Products, (ii) provide freedom from suit for infringement of the Patent Rights, or (iii) an option or other future right to obtain either of the foregoing.

1.11. "Sublicense Income" means payments or other value that Metabolix receives from a Sublicensee in consideration for the Sublicense, including without limitation option fees, upfront fees, license fees, equity, release of debt, milestone payments, and license maintenance fees, but excluding the following payments: (a) payments made for purchase of equity, to the extent they do not exceed the fair market value of such equity at the time purchase occurs, (b) payments specifically committed to discreetly budgeted direct and indirect costs of specific and defined projects for the development of Licensed Products, commercially reasonable written documentation of which shall be provided to UMass at the time any such exclusion is sought, and (c) Sublicensee Royalties. For purposes hereof, "Sublicensee Royalties" means royalties paid to Metabolix by a Sublicensee with respect to Sublicensee Net Sales that are subject to the running royalty payable by Metabolix to UMass as set forth in Section 4.4.

1.12. "Sublicensee" means any permitted non-Affiliate sublicensee of the rights granted Metabolix under this Agreement , as further described in Section 2.2.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Part II- Rights and Obligations

2. Grant of Rights.

2.1. License Grant. Subject to the terms and conditions of this Agreement and to the rights set forth in Section 2.3 below, UMass grants to Metabolix an exclusive, worldwide, royalty-bearing license under the Patent Rights to make, have made, use, offer for sale, sell, have sold and import Licensed Products in the Field.

2.2. Sublicenses. Metabolix may grant Sublicenses of its rights under Section 2.1 with the prior written consent of UMass, which consent may not be unreasonably withheld or delayed. All Sublicenses executed by Metabolix shall be consistent with the terms of this Agreement and expressly bind the Sublicensee to the applicable terms of this Agreement. Metabolix shall promptly furnish UMass with a fully executed and unredacted copy of all Sublicenses, which shall be treated as Confidential Information of Metabolix and UMass shall provide any assurances of confidentiality reasonably requested by Sublicensee. Upon any termination of this Agreement, any Sublicenses granted by Metabolix to Sublicensees in accordance with this Agreement shall survive. Any surviving Sublicenses shall be assigned to UMass as direct licensor to the Sublicensee, with whatever modifications may be necessary to reflect the end of Metabolix's involvement, the scope of the Patent Rights, and UMass' status as a tax-exempt educational and research institution and an agency of the Commonwealth of Massachusetts.

2.3. Retained Rights.

(a) UMass. UMass retains the right to make and use the inventions claimed in the Patent Rights for academic research and teaching purposes, without payment of compensation to Metabolix . UMass may license its retained rights under this Section to the inventors of same, other UMass faculty, postdocs, students and collaborators, and any non-for-profit employers of the foregoing as UMass may consider necessary to allow academic research and education to be continued.

(b) Federal Government. The Federal Government has funded research leading to the inventions claimed in the Patent Rights, and therefore this Agreement and the grant of any rights in Patent Rights are subject to and governed by federal law as set forth in 35 U.S.C. §§ 200-211 and the regulations promulgated thereunder, as amended, or any successor statutes or regulations. Metabolix acknowledges

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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that these statutes and regulations reserve to the federal government a royalty-free, non-exclusive, non-transferable license to practice any govemment funded invention claimed in the Patent Rights and requires Metabolix to comply with the United States manufacturing obligation of Section 3.4(c). Ifany term of this Agreement fails to conform with those laws and regulations, the relevant term is an invalid provision and shall be modified by the parties pursuant to Section l0.7.

2.4. Option Right. Under the Intellectual Property Rights Agreement effective June 1, 2012, between UMass, Metabolix, Inc., The Regents of the University of California (Berkeley), and Washington State University, Metabolix, Inc. has first option to negotiate for an exclusive license to UMass inventions developed under ARPA-E award grant no. DE-AR0000200 . The parties acknowledge that should additional UMass inventions arise under ARPA-E grant no. DE AR0000200 which cannot be practiced without infringing the Patent Rights, it would be common practice to add such inventions to the existing license agreement rather than negotiate separate license agreement(s). The parties also agree that it would be unusual for a licensee to pay multiple additive royalties if a Licensed Product is covered by more than one patent in the same patent family. For purposes of clarity, the aforementioned acknowledgement and agreement in no way obligates UMass to enter into an agreement with Metabolix that would provide for the licensing of such inventions to Metabolix, especially under terms that would not represent a fair market value for the inventions.

3. Metabolix's Obligations Relating to Commercialization.

3.1. Commercialization Requirements. Metabolix shall use diligent efforts, or shall cause its Sublicensees to use diligent efforts, to develop Licensed Products throughout the Field and to introduce such Licensed Products into the commercial market. Thereafter, Metabolix or its Sublicensees shall make such Licensed Products reasonably available to the public. Specifically, Metabolix shall fulfill the following obligations:

3.1.1 Reporting. Within sixty (60) days after the end of each calendar year, Metabolix shall furnish UMass with a written report on the progress of Metabolix's research and development, business development, manufacturing and marketing efforts during the prior year, which report shall include all information reasonably necessary for UMass to determine if the Milestones have been met by the Milestone Dates. The report shall also contain a discussion of intended efforts and sales projections for the current year.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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3.1.2 Milestones. Metabolix shall fulfill the following Milestones by the dates set forth below ("Milestone Dates"):

Milestone	Milestone Date
(i) Raise a minimum of [***]	Within [***] of the Effective Date
(ii) Create at least [***] viable transgenic plant strain for regulatory approval of at least one crop species selected from [***] expressing the transgene(s) of the Patent Rights	Within [***] of the Effective Date
(iii) Complete a multi-site field demonstration of a crop species selected from [***] expressing the transgene(s) of the Patent Rights	Within [***] of the Effective Date
(iv) File for a [***] regulatory approval of a crop species selected from [***] expressing the transgene(s) of the Patent Rights	Within [***] of the Effective Date

3.1.3 Consequences.

(a) lf UMass determines that Metabolix has failed to achieve a Milestone by the relevant Milestone Date, UMass shall furnish Metabolix with written notice of the determination. Within [***] days thereafter Metabolix will either (i) fulfill the relevant obligation or (ii) provide UMass with commercially reasonable evidence of an unforeseen, reasonable and good-faith business or technical difficulty that has caused the delay. Provided that Metabolix has made such a showing, UMass and Metabolix will negotiate in good faith to reasonably adjust the Milestone Date to allow Metaboli x to overcome such difficulty, and also adjust downstream Milestone Dates as reasonably warranted. If within [***] days after such written notice Metabolix and UMass are unable to reach agreement on any such adjustments, or reach agreement whether such adjustment(s) are justified , the unresolved issues will be considered in dispute, and will be resolved in accordance with the dispute resolution provisions in Section 9. Metabolix's failure to achieve any Milestone by the Milestone Date for same, followed by Metabolix's failure to timely provide the required showing, will constitute a breach of this Agreement; and UMass will have the right, but not the obligation, to terminate this Agreement in accordance with the termination provisions set forth below in Section 8.3.

(b) Should Metabolix fail to develop or begin implementing a plan to commercialize a primary crop species within [***] after the Effective Date, then upon written notice from UMass to Metabolix, such primary crop species will thereafter be excluded from the Field.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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3.2. Indemnification.

(a) Indemnity. Metabolix shall indemnify, defend, and hold harmless UMass and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorney's fees and expenses oflitigation) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands orjudgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, product liability, strict liability, or infringement of third party intellectual property rights), regardless of whether the action has any factual basis, arising out of or related to the exercise of any rights granted under this Agreement. However, indemnification does not apply to any liability, damage, loss, or expense to the extent directly attributable to (i) the grossly negligent activities or intentional misconduct of the Indemnitees or (ii) the settlement of a claim, suit, action, or demand by Indemnitees without the prior written approval of Metabolix.

(b) Procedures. The lndemnitees shall provide Metabolix with prompt written notice of any claim, suit, action, demand, orjudgment for which indemnification is sought under this Agreement. Metabolix agrees, at its own expense, to provide attorneys reasonably acceptable to UMass to defend against any such claim. The lndemnitees shall cooperate fully with Metabolix in the defense and will permit Metabolix to conduct and control the defense and the disposition of the claim, suit, or action (including all decisions relative to litigation, appeal, and settlement), except that Metabolix will not agree to any limiting interpretation of any Patent Rights patent or patent application without the prior written consent of UMass. However, any Indemnitee may retain its own counsel, at the expense of Metabolix, if representation of the Indemnitee by the counsel retained by Metabolix would be inappropriate because of actual or potential conflicts in the interests of the Indemnitee and any other party represented by that counsel. Metabolix agrees to keep UMass informed of the progress in the defense and disposition of the claim and to consult with UMass regarding any proposed settlement.

(c) Insurance. Commencing on the Effective Date, Metabolix shall maintain insurance that is reasonably sufficient to fulfill its obligations under this Agreement, including without limitation workers' compensation insurance with statutory limits as required by law, and commercial general liability insurance with coverage of not less than one million dollars ($1,000,000.00) for any single occurrence and three million dollars ($3,000,000.00) in the aggregate, which shall include without limitation product liability coverage. Metabolix shall provide UMass with written evidence of insurance.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Such insurance shall list UMass as a named insured and additional insured.

3.3. Marking of Licensed Products. To provide notice of any and all applicable Patent Rights and in accordance with 35 U .S.C. §287 and as required in any other country, Metabolix shall mark and shall cause its Sublicensees to mark all Licensed Products that are manufactured or sold under this Agreement to the extent commercially feasible and consistent with prevailing business practices.

3.4. Compliance with Law. Metabolix shall comply with, and shall ensure that its Sublicensees comply with, all local, state, federal, and international laws and regulations relating to the development, manufacture, use, sale, and importation of Licensed Products . Metabolix expressly agrees to comply with the following:

(a) Metabolix or its Sublicensees shall obtain all necessary approvals, where required, from United States Govenunent agencies and any similar governmental authorities of any foreign jurisdiction in which Metabolix or Sublicensee intends to make, use, sell, or import Licensed Products.

(b) Metabolix and its Sublicensees shall comply with all United States laws and regulations controlling the export of commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Metabolix hereby gives written assurance that it will comply with and will cause its Sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of those laws and regulations by itself or its Sublicensees, and that it will indemnify, defend, and hold the Indemnities harmless (in accordance with Section 3.2) for the consequences of any violation.

(c) The inventions claimed in the Patent Rights have been partially funded by the United States government. To the extent required by applicable laws and regulations, inter alia 35 U.S.C. §§ 200-211 , Metabolix agrees that any Licensed Products used or sold in the United States will be manufactured substantially in the United States or its territories . Current law provides that if domestic manufacture is not commercially feasible under the circumstances, UMass may seek a waiver of this requirement from the relevant federal agency on behalf of Metabolix.

3.5. Patent Tern Extension. Metabolix hereby agrees that in the event one or more Licensed

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Product is subject to a regulatory review period before its commercial marketing and use (a "Regulated Licensed Product"), the term of the Patent Rights will be extended in accordance with 35 U.S.C. § 156. Metabolix agrees to keep UMass apprised of progress toward regulatory approval, will notify UMass immediately upon approval, and will provide UMass with all information and assistance needed to file a request for patent term extension. Metabolix acknowledges that such extensions are time critical, and that extension applications must be filed within sixty (60) days after regulatory approval or the right to extend is irrevocably lost.
Metabolix acknowledges that it will be liable to UMass at law for failure to so extend.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Part III -Payments and Infringement

4. Consideration for Grant of Rights.
In partial consideration of the rights and license granted Metabolix under this Agreement, Metabolix agrees to pay each of the following:

4.1. License Fee. Within thirty (30) days of the Effective Date, Metabolix shall pay to UMass a license fee of fifty thousand dollars ($50,000.00). The license fee payment is nonrefundable and not creditable against any other payments due to UMass under this Agreement.

4.2. Milestone Payments. Metabolix shall pay UMass the following milestone payments within thirty (30) days after the occurrence of each listed event:

Payment Event	Amount
Milestone (iv) and each additional filing for regulatory approval of a crop species expressing the transgene(s) of the Patent Rights	For each such crop species, a one-time payment of [***] Dollars [***]
Obtaining regulatory approval of a crop species expressing the transgene(s) of the Patent Rights	For each such crop species, a one-time payment of [***] Dollars [***]

These milestone payments are nonrefundable and are not creditable against any other payments due to UMass under this Agreement.

4.3. Base Royalty on Metabolix Net Sales. Metabolix shall pay to UMass a royalty of [***] percent [***] of Metabolix Net Sales, subject to adjustments as provided in Sections 4.7 and 4.8. However, in no event will royalties to UMass under this Section 4.3 be reduced below [***] percent [***] of Metabolix Net Sales for any reason.

4.4. Royalties on Sublicensee Net Sales. Metabolix shall pay to UMass a royalty no less than [***] percent [***] of each Sublicensee's Net Sales, irrespective of what such Sublicense's royalty obligations to Metabolix may be, and even if Metabolix receives no Sublicensee Royalties from a Sublicensee. If Metabolix receives a Sublicensee Royalty greater than [***] percent [***] of a Sublicensee's Net Sales, then the UMass royalty on Sublicensee Net Sales will be [***] percent [***] of such Sublicensee's Net Sales, plus an additional percentage of Sublicense Royalties over [***] percent

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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[***] depending on when the applicable Sublicense is executed and according to the following formula:

Sublicense Executed:	For Sublicense Royalties greater than [***] percent [***] Metabolix shall pay UMass:
Prior to the achievement of Milestone (i)	[***] plus [***] percent [***] of Sublicensee Royalties greater than [***]
After achievement of Milestone (i) but before the achievement of Milestone (ii)	[***] plus [***] percent [***] of Sublicensee Royalties greater than [***]
After the achievement of Milestone (ii) but before the achievement of Milestone (iii)	[***] plus [***] percent [***] of Sublicensee Royalties greater than [***]
After the achievement of Milestone (iii)	[***] plus [***] percent [***] of Sublicensee Royalties greater than [***]

Neither Sublicensee Net Sales nor Sublicensee Royalties are subject to adjustment as provided in Sections 4.7 and 4.8.

4.5. Sublicense Income.
(a) UMass Share of Sublicense Income. Metabolix shall pay UMass a percentage of Sublicense Income according to the following schedule:

Execution of Sublicense	Percent of Sublicense Income
Prior to the achievement of Milestone (i)	[***] Percent [***]
After the achievement of Milestone (i) but prior to the achievement of Milestone (ii)	[***] Percent [***]
After the achievement of Milestone (ii) but prior to the achievement of Milestone (iii)	[***] Percent [***]
After the achievement of Milestone (ii i)	[***] Percent [***]

The parties acknowledge that the sliding scale of UMass' share of Sublicense Income reflects the expectation that Metabolix's intellectual property will over time constitute an increasing proportion of the intellectual property rights to be granted in a Sublicense. For their mutual convenience, the parties agree that the sliding scale provides consideration for this and all other factors whatsoever. Sublicense Income will not be subject to apportionment or reduction of any kind for any reason prior to

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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calculation of UMass' share except as provided in Section 4.5(b) below.

(b) Excluded Research and Development Support. In the event that Metabolix requests an exclusion from Sublicense Income for Sublicensee development cost payments as provided in Section 1.11(b), the parties will negotiate in good faith to sub-contract research activities to UMass in an amount equal to the sliding scale percentages of clause 4.S(a) above multiplied by the excluded amounts; provided UMass can perform research activities commensurate with the goals and timelines under which Metabolix receives such funding.

4.6. Minimum Annual Royalty. Metabolix shall make the following minimum annual royalty payments to UMass:

Calendar Year	Amount
[***]	[***]
[***] and [***]	[***]
[***] and thereafter	[***]

If the total royalties calculated under Section 4.3 and 4.4 and the Sublicense Income under 4.5(a), for any year during the term of the Agreement are less than the minimum amount shown above for such year, Metabolix shall pay UMass the difference between (i) the actual royalties paid pursuant to Sections 4 .3, 4.4 and 4.5(a), and (ii) the required minimum annual royalty for that year. Such payment will be due within sixty (60) days following each December 31 during the term of the Agreement.

4.7. Anti-stacking Deduction. In the event that Metabolix is legally required to make running royalty payments to one or more third parties for license(s) of third party intellectual property rights necessary or useful to making, using, offering for sale, selling or importing a given Licensed Product, Metabolix may deduct up to two-thirds of such third-party royalties from any running royalty payments that are due to UMass under Section 4.3 on Metabolix Net Sales of such Licensed Product in the same Royalty Period. However, in no event will royalties to UMass be less than [***] percent [***] of Net Sales. Such deduction cannot be taken together with a Combination Product royalty adjustment. This provision does not apply to the royalties payable on Sublicensee Net Sales under Section 4.4.

4.8. Royalty Adjustment for Combination Product. Royalties payable under Section 4.3 on

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Metabolix Net Sales of Combination Products will be reduced as follows. The royalty shall equal (i) the royalties otherwise payable on such Net Sales, multiplied by (ii) a factor of [***], where [***] is the [***] sales price of the Combination Product, and [***] is the sum of the [***] sales price of all other transgenic sequences contained in a given Combination Product that impart a commercially valuable crop trait, when such sequences are sold separately from the Licensed Product at the time such Licensed Product sales are made. The aforementioned [***] sales price of transgenic sequences shall be calculated as the difference between [***] sales price of plants or seed with and without such transgenic sequences. However, in no event will royalties to UMass under Section 4.3 be reduced below [***] percent [***] of Combination Product Net Sales for any reason. Such adjustment cannot be made together with an anti-stacking deduction under Section 4.7 above. Ifthe adjustment factor above cannot be calculated for any reason (e.g. transgenic seed not sold separately), the parties will negotiate in good faith an alternative mechanism for an equitable adjustment of the running royalties payable on Metabolix Net Sales of the Combination Products. This provision does not apply to the royalty on Sublicensee Net Sales.

5. Royalty Reports; Payments; Records.

5.1. First Sale. Metabolix shall report to UMass the date of first commercial sale of each Licensed Product within thirty (30) days after occurrence in each country.

5.2. Reports and Payments . Within sixty (60) days after the conclusion of each Royalty Period, Metabolix shall deliver to UMass a report detailing Metabolix's method of calculation of the amount of license fees and royalties and the UMass share of any Sublicense Income owed. Such report will at a minimum provide cumulative sales amounts for each Licensed Product sold during the Royalty Period and will detail Metabolix's calculation of payments owed. Ifroyalties are paid on sales by a Sublicensee, Metabolix will provide UMass with copies of such Sublicensee's sales reports. Ifno royalties or license fees are due to UMass for any Royalty Period, the report shall so state. Concurrent with this report, Metabolix shall remit to UMass any payment due for the applicable Royalty Period.

5.3. Records. Metabolix shall maintain and sha11 cause its Sublicensees to maintain complete and accurate records of Licensed Products that are made, used, sold, or imported under this Agreement and any amounts payable to UMass hereunder, which records shall contain sufficient information to permit UMass to confirm the accuracy of any reports delivered to UMass under Section 5.2. The relevant party shall retain records relating to a given Royalty Period for at least three (3) years after the conclusion of that Royalty Period, during which time UMass shall have the right, at its expense, to cause its internal

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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accountants or an independent, certified public accountant to inspect records during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. Metabolix shall pay to UMass any underpayment hereunder within thirty (30) days after the accountant delivers the results of the audit. If any audit performed under this Section reveals an underpayment in excess of ten percent (10%) in any Royalty Period, Metabolix shall bear or reimburse to UMass the full cost of the audit. UMass may exercise its rights under this Section only once every year and only with reasonable prior notice to Metabolix.

5.4. Method of Payment. All payments under this Agreement should be made to the "University of Massachusetts" in United States dollars and sent to the address identified below. All currency corrections will be made using the final exchange rate listed in The Wall Street Journal for the Royalty Period, and exchange fees if any will be borne by Metabolix. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

Office of Technology Commercialization and Ventures
University of Massachusetts
225 Franklin Street, 12th Floor
Boston, MA 02110
Attention: Executive Director, OTCV

6. Patents and Infringement.

6.1. Responsibility for Patent Rights. As of the Effective Date, UMass has primary responsibility at the expense of Metabolix for the preparation, filing, prosecution, and maintenance of all Patent Rights, using patent counsel reasonably acceptable to Metabolix. UMass shall consult with Metabolix as to the preparation, filing, prosecution, and maintenance of all Patent Rights reasonably prior to any deadline or action with the United States Patent & Trademark Office or any foreign patent office and shall furnish Metabolix with copies of relevant documents reasonably in advance of consultation. UMass will instruct its counsel to communicate directly with patent counsel for Metabolix, and to accept any suggestions or revisions that would tend to support or expand the scope of claims sought. However, any actions or revisions that would tend to narrow the scope of claims sought would be subject to approval by UMass. Provided that Metabolix has timely paid Patent Expenses under Section 6.3 and has not elected to cease payment, UMass will not abandon any patent or patent application comprising the Patent Rights without

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Metabolix 's written approval. However, UMass will have no obligation to file foreign patent applications unless Metabolix so requests in writing at least 30 days prior to the deadline for such filings.

6.2. Cooperation. Metabolix shall cooperate fully in the preparation, filing, prosecution, and maintenance of all Patent Rights. Cooperation includes, without limitation, (a) promptly executing all papers and instruments or requiring employees of Metabolix to execute papers and instruments as reasonable and appropriate to enable UMass to file, prosecute, and maintain Patent Rights in any country; and (b) promptly informing UMass of matters that may affect the preparation , filing, prosecution , or maintenance of Patent Rights.

6.3. Payment of Patent Expenses.

(a) Within thirty (30) days after UMass invoices Metabolix, Metabolix shall reimburse UMass for all patent-related expenses incurred on or after the Effective Date by UMass pursuant to Section 6.1. Alternatively, at UMass' option, UMass may direct its counsel to bill Metabolix directly for some or all of such patent-related expenses, and Metabolix hereby agrees that in such case UMass will continue to be the sole client of such counsel, and that Metabolix will not be a client. In its discretion, UMass may obtain an estimate of significant upcoming patent expenses from the patent counsel and, following thirty (30) days prior written notice to Metabolix, Metabolix shall remit advance payment of those expenses to the retainer account of the patent counsel; provided that Metabolix shall not be require to prepay more than three (3) months of estimated expenses. Metabolix may elect, upon sixty (60) days written notice to UMass, to cease payment of the expenses associated with obtaining or maintaining patent protection for one or more Patent Rights patents or patent applications in one or more countries. IfMetabolix elects to cease payment of any patent expenses, Metabolix loses all rights under this Agreement with respect to such Patent Rights and UMass shall be free to license same to third parties. UMass will be under no obligation to pay any patent costs that Metabolix declines to pay.

6.4. Infringement and Patent Challenges.

(a) Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the Patent Rights.

(b) Metabolix's Right to Prosecute. As long as Metabolix remains the only licensee of the Patent Rights in the Field, Metabolix may, under its own control and at its own expense, prosecute any

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third party infringement of the Patent Rights in the Field and defend the Patent Rights in any declaratory judgment action brought by a third party which alleges invalidity, unenforceability, or non-infringement of the Patent Rights, including pre- or post grant review or reexamination in the United States Patent and Trademark Office. Prior to commencing any action, Metabolix shall consult with UMass and shall consider the views of UMass regarding the advisability of the proposed action and its effect on the public interest. In the event UMass becomes a party to such case at Metabolix 's request or in response to a court order that UMass is an essential party, UMass will be represented by its own counsel at Metabolix's expense, and such counsel will work with Metabolix's counsel to promote common interests in such matter. Metabolix may not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Subsection without the prior written consent of UMass, which consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, UMass will be under no obligation to consent to any express or implied limiting interpretation of any Patent Rights patent or patent application.

(c) Distribution of Recovery. Any recovery obtained in an action under Subsection 6.4(b) shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty payments withheld from UMass as described below); (ii) All remaining damages will be shared equally between Metabolix and UMass. Metabolix may offset a total of fifty percent (50%) of any expenses incurred under Subsection 6.4(b) against any royalty payments due to UMass under this Agreement, including without limitation minimum royalties under Section 4.6 and sublicensing payments under Section 4.5. However, royalty payments under Section 4 may never be reduced by more than fifty percent (50%) in any Royalty Period, and the royalty payments withheld shall be reimbursed to UMass from the recoveries obtained in the action, if any, as set forth in clause (c)(i) above.

(d) Reimbursement of UMass Costs. With respect to any action contemplated or initiated by Metabolix pursuant to Subsection 6.4(b), Metabolix shall indemnify, defend and hold harmless the lndemnitees (in accordance with Section 3.2) from and against any reasonable costs, expenses, or liability (including reasonable attorneys' fees and expenses of litigation) that UMass may incur in connection with its support or participation in the action.

(e) UMass Right to Pursue Infringers and Defend the Patent Rights. If Metabolix fails to initiate an infringement action within a reasonable time after it first becomes aware of the basis for the action, or to answer a declaratory judgment action and file compulsory counter claims wi thin a

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reasonable time after the action is filed, UMass may prosecute the infringement and answer the declaratory judgment action under its sole control, and any recovery obtained shall be retained by UMass. IfUMass initiates an action under this Subsection 6.4(e), UMass shall keep Metabolix reasonably informed of material actions undertaken by UMass, except in the event of a declaratory judgment action brought by Metabolix.

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Part IV - General Terms and Conditions

7. Confidential Information and Publicity.

7.I Confidential Information.

(a) Designation. Confidential Information that is disclosed in writing shall be marked with a legend indicating its confidential status (such as, "Confidential" or "Proprietary"). Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure. The notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

(b) Obligations. For a period of five (5) years after disclosure of any Confidential Information, the Receiving Party shall (i) maintain such Confidential Information in confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its trustees or directors, officers, employees, attorneys, consultants, and advisors (collectively, "Representatives") who are obligated to maintain the confidential nature of Confidential Information and who need to know Confidential Information for the reasonable business purposes of the Receiving Party; (ii) use Confidential Information solely for the purposes of this Agreement; and (iii) allow its Representatives to reproduce the Confidential Information only to the extent necessary for the purposes of this Agreement, with all reproductions being Confidential Information.

(c) Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or a third party entrusting its own information to the Disclosing Party) owns the Confidential Information in the possession of the Receiving Party. Upon expiration or termination of this Agreement , or at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement.

7.2. Publicity and Use of Name Restrictions. Metabolix may not use the name, likeness or logo of UMass or any of its trustees, officers, faculty, students, employees, or agents, or any adaptation of their

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names, or any terms of this Agreement in any press release or other public announcement or disclosure without the prior written consent of UMass. The foregoing notwithstanding , Metabolix may disclose that information without the consent of UMass in any prospectus, offering memorandum, or other document or filing required by applicable securities Jaws or other applicable law or regulation, provided that Metabolix provides UMass, as soon as reasonably practicable, prior written notice of the proposed text for the purpose of giving UMass a reasonable opportunity to comment on the text. Metabolix may only disclose factual information hereunder, and shall not use the name, likeness or logo of UMass or any employee of UMass in a manner that reasonably could be viewed as an endorsement of a commercial product or service.

8. Term and Termination.

8.1. Term. Unless sooner terminated as otherwise provided in this Agreement, the term of this Agreement shall commence on the Effective Date hereof and shall continue in full force and effect until the expiration of the last to expire of the Patent Rights.

8.2. Voluntary Termination by Metabolix. Metabolix may terminate this Agreement for any reason upon ninety (90) days prior written notice to UMass.

8.3. Termination for Default. If either party commits a material breach of its obligations under this Agreement and fails to cure that breach within sixty (60) days after receiving written notice of the breach, the other party may terminate this Agreement immediately upon written notice to the party in breach. Failure to make any payment hereunder shall constitute a material breach. If the alleged breach involves nonpayment of any amounts due UMass under this Agreement, Metabolix will have only one cure period applicable to such breach . Any subsequent such material breach by Metabolix will entitle UMass to terminate this Agreement immediately upon written notice to Metabolix, without the sixty-day cure period.

8.4. Termination for Patent Challenge. The parties acknowledge and agree that Metabolix is not estopped from contesting the validity or enforceability of the Patent Rights. However, Metabolix hereby agrees that if it decides to assert its right to contest the Patent Rights, in whole or in part, that UMass shall have the right, at UMass' option, to terminate this License Agreement with respect to the contested Patent Rights by giving written notice thereof to Metabolix, which termination shall have immediate effect. In the event UMass does not terminate, Metabolix agrees to meet its obligations hereunder, and

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that any payments due will be made to UMass, and not diverted to escrow or otherwise; and such payment shall not be refundable for any reason.

8.5. Force Majeure. Neither party is responsible for delays resulting from causes beyond its reasonable control, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove those causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever the causes are removed.

8.6. Effect of Termination. Articles 1, 7 and 9; Sections 3.2, 3.4, 5.2, 5.3, 6.3 (with respect to expenses incurred prior to the effective date of termination), 6.4, 8.6, 10.5, 10.6, any other Articles and Sections hereof which by their nature are inherently intended to survive, shall survive any termination of this Agreement. Upon the early termination of this Agreement, Metabolix and its permitted Sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination, provided that (a) Metabolix is current in payment of all amounts due UMass under this Agreement, (b) Metabolix pays UMass the applicable percentage of all Sublicense Income and the applicable royalty on Net Sales of Licensed Products and applicable royalties on Net Sublicensee Sales in accordance with the terms of this Agreement, and (c) Metabolix and its Sublicensees complete and sell all work-in-progress and inventory of Licensed Products within six (6) months after the effective date of termination. Upon termination for any reason other than breach by UMass, Metabolix hereby agrees to provide to UMass the right to access to files, data and procedures for regulatory approval of any Licensed Products in any country that may have been created or commenced by Metabolix during the term hereof, and agrees to license such access or sell same to any subsequent UMass licensee, on commercially reasonable terms.

9. Dispute Resolution.

9.1. Procedures Mandatory. The parties agree that any dispute arising out of or relating to this Agreement will be resolved solely by means of the procedures set forth in this Article, and that these procedures constitute legally binding obligations that are an essential provision of this Agreement.

9.2. Dispute Resolution Procedures.

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(a) Negotiation. In the event of any dispute arising out of or relating to this Agreement, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within ten (10) days after the date of notice (the "Notice Date"). Any disputes not resolved by good faith discussions shall be referred to senior executives of each party, who shall meet at a mutually acceptable time and location within thirty (30) days after the Notice Date and attempt to negotiate a settlement.

(b) Mediation. If the matter remains unresolved within sixty (60) days after the Notice Date, or if the senior executives fail to meet within thirty (30) days after the Notice Date, either party may initiate mediation upon written notice to the other party, whereupon both parties shall engage in a mediation proceeding under the then current International Institute for Conflict Prevention and Resolution, Inc. ("CPR") Mediation Procedure then in effect, except that specific provisions of this Section override inconsistent provisions of the CPR Mediation Procedure. The mediator will be selected from the CPR Panels of Neutrals. Ifthe parties cannot agree upon the selection of a mediator within ninety (90) days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until one of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within one hundred twenty (120) days after the Notice Date.

(c) Trial Without Jury. Ifthe parties fail to resolve the dispute through mediation , or if neither party elects to initiate mediation, each party may pursue any other remedies legally available to resolve the dispute. However, the parties expressly waive the right to a jury trial in such legal proceeding.

9.3. Preservation of Rights Pending Resolution.

(a) Performance to Continue. Each party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement. However, a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations.

(b) Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (including without limitation estoppel and !aches) are tolled while the procedures set

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forth in Subsections 9.2(a) and 9.2(b) are pending. The parties shall take any actions necessary to effectuate this result.

10. Miscellaneous.

10.1. Representations and Warranties. UMass represents that its employees have assigned to UMass their entire right, title, and interest in the Patent Rights and that it has authority to grant the rights and licenses set forth in this Agreement. UMASS DISCLAIMS AND MAKES NO OTHER WARRANTIES CONCERNING THE PATENT RIGHTS, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SPECIFICALLY, WITHOUT LIMITATION, UMASS DISCLAIMS AND MAKES NO WARRANTY OR REPRESENTATION (A) REGARDING THE VALIDITY OR SCOPE OF THE PATENT RIGHTS, (B) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY LICENSED PRODUCT WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY, AND (C) THAT ANY THIRD PARTY IS NOT CURRENTLY INFRINGING OR WILL NOT INFRINGE THE PATENT RIGHTS.

10.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original, and all of which together are one instrument.

10.3. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Metabolix may assign this Agreement to an Affiliate or in connection with the sale, disposition or spinout of its crops research program ; a merger; or acquisition or sale of all or substantially all its business to which the Patent Rights relate to an entity which has the financial and technical capacity to satisfy Metabolix's commercialization obligations under this Agreement.

10.4. Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a \vritten instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance relates only to that instance and is not an agreement to waive any rights or fail to act in any other instance.

10.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflicts of law principles.

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10.6. Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by recognized national overnight courier, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to UMass:

Technology Transfer Office University
of Massachusetts Amherst Arnold
House, Room 232
715 North Pleasant Street
Amherst, MA 01003

Attention:    Director, TTO

If to Metabolix:

Metabolix
21 Erie Street
Cambridge, MA 02139

Attention:    Chief Scientific Officer

All notices under this Agreement are effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the marmer provided in this Section.

10.7. Severability . If any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity or unenforceability does not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within sixty (60) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 9. While the dispute is pending resolution, this Agreement shall be

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construed as if the provision were deleted by agreement of the parties.

10.8. Entire Agreement. This Agreement, together with the Intellectual Property Rights Agreement effective June 1, 2012, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter. In the event of any inconsistency between this Agreement and said Intellectual Property Rights Agreement, the provisions of this Agreement shall govern.

10.9. Headings. All headings herein are provided for convenience only, and the parties agree that such headings shall not be construed to vary, interpret or constitute part of any contract terms hereunder.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

UNIVERSITY OF MASSACHUSETTS AMHERST		METABOLIX, INC.

By:	/s/ Robert S. MacWright	By:	/s/ Oliver P. Peoples
Name:	Robert S. MacWright, Ph.D., Esq.	Name:	Oliver P. Peoples PhD.
Title:	Director, Technology Transfer Office	Title:	Founder, CEO & Director
Date:	6/30/2015	Date:	7/5/2015

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EXHIBIT A

List of Patent Rights

PCT Application No. PCT/ US2014/072347, entitled "PLANTS WITH ENHANCED PHOTOSYNTHESIS AND METHODS OF MANUFACTURE THEREOF," filed on December 24, 2014, which claims priority to U.S. Provisional Application No. 61/922, 141, filed on December 31, 2013.
Inventors: Danny Schnell, Michelle Dacosta, Mine Canaki, Bibin Palouse

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.